PREFERRED STOCK REPURCHASE AGREEMENT

This PREFERRED STOCK REPURCHASE AGREEMENT (this “Agreement” ) is entered into as of July 31, 2012, by and among (i) ABSOLUTE LIFE SOLUTIONS, INC., a Nevada corporation (the “Company”), and (ii) each of the holders of the Company’s outstanding preferred stock, as listed on Schedule I hereto (each, a “Holder” and collectively, the “Holders”).

The term “Party” as used herein means each of (i) the Company and (ii) each Holder.

Each of the Holders holds the number of shares of the Company’s Series A 12.5% Convertible Preferred Stock (“Series A Stock” or “Preferred Stock”) or Series B 12.5% Convertible Preferred Stock (“Series B Stock” or “Preferred Stock”) as listed in Schedule I. Such shares were originally issued to the Holder pursuant to one or more Securities Purchase Agreements (each a “Securities Purchase Agreement”) between the Company and the relevant Holder. Some of the Holders of the Company’s Series B Stock were issued those shares pursuant to the terms of a Securities Exchange Agreement, dated as of April 7, 2011, with the Company (the “Exchange Agreement”), pursuant to which such Holders exchanged the shares of Series A Stock held by them for such Series B Stock.

In connection with the closing of the relevant Securities Purchase Agreement and/or Exchange Agreement, as the case may be, the Company issued certain warrants to purchase the Company’s common stock (“Common Stock”) to the Holders (each such warrant, a “Holder’s Warrant” and collectively, the “Warrants”). The aggregate number of shares of all Holder’s Warrants held by each Holder is specified on Schedule I.

The term “Transaction Agreements” as used herein means, as may be relevant in each instance, each of the Securities Purchase Agreements, each of the Exchange Agreements and each of the agreements, instruments and documents referred to in any of the foregoing, in each case as may have been amended or modified by written agreement of the Company and the Holder prior to the date hereof or as may have been subject to any consent, waiver or modification agreed to in writing by the Company and the Holder prior to the date hereof. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the relevant Transaction Agreements.

Each of the Holders desires to sell to the Company, and the Company desires to purchase from each Holder, all of the Preferred Stock of the Holder listed on Schedule I (for each Holder, the “Holder’s Sold Shares” and collectively, the “Sold Shares”) on the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, each of the Parties hereby agrees as follows:

1.          Stock Purchase; Warrant Cancellation. At the Closing (as defined below), subject to the terms and conditions contained herein, the Company shall purchase from the Holder, and the Holder shall sell to the Company, the Holder’s Sold Shares for the purchase price (for each Holder, the “Holder’s Purchase Price” and collectively, the “Purchase Price”) equal to the number of the Holder’s Sold Shares multiplied by $1,000.00. Effective as of the Closing, each Holder’s Warrant will be canceled. Each Holder acknowledges that the Holder’s Purchase Price does not include any redemption or other premium on the stated value of the Holder’s shares of Preferred Stock and each Holder hereby waives, to the fullest extent possible, any claim to any such premium (howsoever denominated).

1

2.          Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of the Company, 45 Broadway, 6th Floor, New York, NY, on July 31, 2012 or such other date agreed to by the Parties (the “Closing Date”).

3.          Representations and Warranties of Each Holder. Each Holder, for itself and not for any other Holder, represents and warrants to the Company as of the date hereof that:

(a) The Holder is the record and beneficial owner of the Holder’s Sold Shares and each Holder’s Warrant. The Holder has full right, power and authority to transfer and deliver to the Company record ownership of the Holder’s Sold Shares. The Holder has not, directly or indirectly, granted any option, warrant or other right to any person (other than the Company) to acquire any of the Holder’s Sold Shares or any of the Holder’s Warrant, and there are no liens, pledges, encumbrances or claims of others to such Holder’s Sold Shares or Holder’s Warrant.

(b) The Holder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. If the Holder is an entity, the execution and delivery of this Agreement by the Holder and the performance of its obligations hereunder have been duly and properly authorized by all necessary corporate or other entity action on the part of the Holder, and no other corporate or other entity action or approval by the Holder is necessary for the execution, delivery or performance of this Agreement by the Holder. Assuming due execution and delivery of this Agreement by the Company, this Agreement constitutes the valid and legally binding obligation of the Holder, enforceable against it in accordance with its terms and conditions.

(c) In formulating its decision to enter into, and to consummate the transactions contemplated by, this Agreement, the Holder has had the opportunity to ask questions and receive answers from the Company concerning the Company and its business and prospects, and the Holder has been permitted to have access to all information which it has requested to evaluate the merits and risks of the sale of the Holder’s Sold Shares hereunder.

(d) The Holder is (i) a sophisticated investor, with such knowledge and experience in financial and business matters to be capable on the Holder’s own or together with Holder’s own professional advisors of evaluating the merits and risks of the transactions contemplated by this Agreement, (ii) experienced in making and disposing of investments of the kind described in this Agreement, and (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and to evaluate the merits and risks of such transactions.

2

4.          Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to each Holder as of the date hereof that:

(a) The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder have been duly and properly authorized by all necessary corporate action on the part of the Company, and no other corporate action or approval by the Company is necessary for the execution, delivery or performance of this Agreement by the Company. Assuming due execution and delivery of this Agreement by all of the Holders, this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms and conditions.

(b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) conflict with or constitute on the part of the Company a breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) or give rise to any right of termination, amendment, cancellation or acceleration under (A) its articles of incorporation, as amended; (B) its bylaws, as amended; or (C) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license, contract, agreement or other instrument, arrangement, understanding or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, including, without limitation, any insurance policy owned by the Company, (ii) contravene any applicable federal or state law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award against the Company or any of its properties or assets, or (iii) require the authorization, consent, approval or license of any third party or governmental entity that has not been obtained.

(c)          (i) All dividends or interest payments accrued on the Holder’s Sold Shares through June 30, 2012 (the “Latest Dividend Date”) pursuant to the Certificate of Designations (as applicable for the Series of Preferred Stock held by the Holder) have been paid in full to date. For purposes of the preceding sentence, the phrase “have been paid in full” shall be deemed to include the payment of dividends or interest which have been paid by the Company’s declaration that such dividends or interest are to be paid in shares of the Company’s Common Stock, whether or not the certificates representing such shares have been issued by the Company’s transfer agent (provided, if such certificates have not yet been issued, the Company has given the transfer agent instructions for the issuance of such certificates).

(ii) After the Closing Date, the Company will pay all dividends or interest accruing on the Holder’s Sold Shares after the Latest Dividend Date through the Closing Date. Such dividends will be paid by the Company’s declaration that such dividends or interest are to be paid in shares of the Company’s Common Stock, and the Company will given the Company’s transfer agent instructions for the issuance of certificates representing such shares.

3

(iii) Any of the stock certificates to be issued to the Holder in payment of dividends or interest, as contemplated by the immediately preceding clauses (i) and (ii), may contain restrictive legends similar to the legend appearing on the certificates representing the Holder’s Sold Shares.

5.          Other Agreements of the Holders. In addition to the transfer of the Holder’s Sold Shares to the Company, each Holder hereby agrees, to the extent relevant to such Holder, that, effective as of the Closing:

(a) All Holder’s Warrants are canceled in their entirety.

(b) All rights currently held by the Holder with respect to the registration of any shares of the Company’s Common Stock, whether included in a Registration Rights Agreement (howsoever denominated) or otherwise, are canceled. In furtherance of the foregoing, and not in limitation thereof, (x) the Holder acknowledges that such cancellation applies to any shares of Common Stock previously issued to the Holder on account of accrued dividends on the Holder’s Sold Shares, and (y) any such Registration Rights Agreement to which the Holder is a party is terminated in its entirety and the Holder waives, to the fullest extent possible, any claim to any amounts which may be due and owing from the Company to the Holder under any such Registration Rights Agreement, including, but not necessarily limited to, any liquidated damages or other fees contemplated therein.

(c) Except for payment of the Holder’s Purchase Price in the manner provided herein, the Holder waives any claims to any amounts due to the Holder under any provision of any of the Transaction Agreements.

(d) To the extent necessary or relevant, the Holder consents to the Company’s purchase of the Sold Shares of all other Holders and to the contemporaneous grant of a security interest in up to all of the assets of the Company (which security interest may be granted directly by the Company and/or indirectly by any of its directly or indirectly wholly owned subsidiaries to which the Company transferred such assets) in connection with a loan transaction made by the Company or any of its directly or indirectly wholly owned subsidiaries.

6.          Parties' Conditions to Closing.

(a) Conditions Precedent to the Company’s Obligations. The Company’s obligation to consummate the transactions contemplated hereby is subject to the satisfaction of each of the following conditions: (i) this Agreement is executed and delivered by the Holder and each of the other Holders and acknowledged and accepted by the Agent (as defined below); (ii) the representations and warranties by each Holder set forth in Section 3 must have been accurate and complete in all material respects on the date hereof and must be accurate and complete in all material respects on the Closing Date (as though made then, with the Closing Date substituted for the date hereof unless the context requires otherwise); (iii) each Holder must have made each of the deliveries it is required to make under the provisions of this Agreement; and (iv) there must not be issued and in effect any order restraining or prohibiting the transactions contemplated hereby or any pending or threatened action by or before any governmental body or arbitrator which seeks to restrain, prohibit or invalidate the transactions contemplated hereby, or which, in the Company' s reasonable judgment, makes it inadvisable to proceed with the transactions contemplated hereby.

4

(b) Conditions Precedent to Each Holder’s Obligations. Each Holder’s obligation to consummate the transactions contemplated hereby is subject to the satisfaction of each of the following conditions: (i) this Agreement is executed and delivered by the Company and each of the other Holders; (ii) the representations and warranties by the Company set forth in Section 4 must have been accurate and complete in all material respects on the date hereof and must be accurate and complete on the Closing Date (as though made then, with the Closing Date substituted for the date hereof unless the context requires otherwise); (iii) the Company must have made each of the deliveries it is required to make under the provisions of this Agreement; and (iv) there must not be issued and in effect any order restraining or prohibiting the transactions contemplated hereby or any pending or threatened action by or before any governmental body or arbitrator which seeks to restrain, prohibit or invalidate the transactions contemplated hereby, or which, in the Holder’s reasonable judgment, makes it inadvisable to proceed with the transactions contemplated hereby.

7.          Parties' Obligations at Closing.

(a) At the Closing, each of the Parties shall deliver an executed counterpart of this Agreement.

(b) At the Closing,

(x) The Company shall deliver the Purchase Price in cash, certified check or electronic funds to Platinum Partners Value Arbitrage Fund, L.P. (the “Agent”), as agent for each of the Holders; provided, however, that if a Holder is obligated to make a term loan advance to the Company (a “Holder Payment”) pursuant to that certain Revolving Credit, Term Loan and Security Agreement, dated as of the date hereof, to which the Company, each of the lenders named therein (including the Holder) and the Agent, as agent for each of the lenders, then the Holder’s Purchase Price shall be set off against such Holder Payment, and the Agent shall deliver an acknowledgment of such set off and that such set off represents payment of the Purchase Price; and in furtherance of the foregoing, each Holder hereby designates and authorizes the Agent to act in such capacity, including to accept funds or to issue such acknowledgment in the name and on behalf of the Holder.

5

(y) The Holder shall deliver to the Company (i) (1) the original certificate(s) for the Holder’s Sold Shares, duly endorsed for transfer or accompanied by stock powers duly endorsed in blank or, (2) with respect to any certificate(s) not available for delivery, a completed and executed Affidavit of Lost Certificate and Indemnity, in form reasonably acceptable to the Company, accompanied by stock powers duly endorsed in blank, and (ii) (1) the original Holder’s Warrant(s), or, (2) with respect to any original Holder’s Warrant(s) not available for delivery, a completed and executed Affidavit of Lost Warrant and Indemnity, in form reasonably acceptable to the Company (all such deliveries under this clause (y), the “Holder’s Deliveries”).

In the event a Holder fails to deliver the Holder’s Deliveries at Closing as required by clause (y) above, (A) the Closing shall nevertheless be deemed to have occurred, the Holder’s Sold Shares shall be deemed transferred to the Company and the Holder’s Warrants shall be deemed canceled and (B) the Holder shall thereafter be obligated to make the Holder’s Deliveries within __ business days of the Closing.

8.          Further Assurances. If any further action is necessary or reasonably desirable to carry out this Agreement' s purposes, each Party will take such further action (including but not limited to executing and delivering any further instruments and documents and providing any reasonably requested information) as any other Party reasonably may request.

9.          Governing Law; Miscellaneous.

(a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the Parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(b) JURY TRIAL WAIVER. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

6

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. No Party may assign either this Agreement or any of their rights, interests or obligations hereunder without the prior written approval of the other Party.

(e) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

(f) This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. A facsimile or other electronic transmission of this signed Agreement shall be legal and binding on all parties hereto.

(g) The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(h) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(i) This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

(k) This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

(l) All dollar amounts referred to or contemplated by this Agreement shall be deemed to refer to US Dollars, unless otherwise explicitly stated to the contrary.

(m) Each of the Parties will bear its own costs and expenses relating to the execution of this Agreement and the consummation of the transactions contemplated thereby.

10.          Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

(b) the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

7

(c) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

COMPANY:	45 Broadway, Sixth Floor

New York, NY 10006

Attn: Chief Executive Officer

HOLDER:	See Schedule II attached to this Agreement.

[Balance of Page Intentionally Left Blank/Signature Page Follows]

8

IN WITNESS WHEREOF, each of the Parties and the Agent has caused this Agreement to be duly executed on its behalf (if an entity, by one of its officers or other signatories thereunto duly authorized) as of the date first above written.

COMPANY:

ABSOLUTE LIFE SOLUTIONS, INC.

By: _____________________________

Name and Title: ___________________

HOLDERS:

[see following page]

AGENT:

Acknowledged and accepted

PLATINUM PARTNERS VALUE ARBITRAGE FUND, L.P., as Agent

By: _____________________________

Name and Title: ___________________

9

HOLDERS:

Credit Strategies LLC (f/k/a Centurion Credit Strategies, LLC) By: __________________________ Name & Title: _____________________	Platinum Partners Value Arbitrage Fund, LP By: __________________________ Name & Title: _____________________
Platinum Partners Liquid Opportunity Master Fund LP By: __________________________ Name & Title: _____________________	Purchase of Stock LLC By: __________________________ Name & Title: _____________________
Ahavas Yisroel Charitable Foundation By: __________________________ Name & Title: _____________________	_____________________________ Gertrude Nieberg
Pee & En LLC By: __________________________ Name & Title: _____________________	Sarmei, LLC By: __________________________ Name & Title: _____________________
_____________________________ Chaim Lunger	Lyncrest Consulting, LLC By: __________________________ Name & Title: _____________________
_____________________________ William Korn	Premier Investment Enterprises, LLC By: __________________________ Name & Title: _____________________
BGOTP, LLC By: __________________________ Name & Title: _____________________	_____________________________ Mordechai Adler
_____________________________ Stanley Nieberg	_____________________________ Edwin Ting
S. Nieberg Trading, LLC By: __________________________ Name & Title: _____________________	1544 Management LLC By: __________________________ Name & Title: _____________________